Exhibit 32(a)

Certifications Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Wells Fargo & Company (the “Company”) for the period ended March 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, C. Allen Parker, Interim Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ C. ALLEN PARKER
C. Allen Parker
Interim Chief Executive Officer
Wells Fargo & Company
May 3, 2019